UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2022

MAXAR TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38228	83-2809420
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 W. 120th Avenue, Westminster, Colorado	80234
(Address of principal executive offices)	(Zip Code)

303-684-7660

(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, at $0.0001 par value	MAXR	New York Stock Exchange Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On June 10, 2022, Maxar Technologies Inc. (the “Company”) issued a press release announcing the pricing of the notes offering (as discussed below). The press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On June 10, 2022, the Company issued a press release announcing the pricing of the previously announced private offering (the “Notes Offering”) of $500 million in aggregate principal amount of 7.75% Senior Secured Notes due 2027 (the “Notes”) of the Company to be issued through a private placement to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes will be senior, first-priority secured obligations of the Company initially guaranteed on a senior, first-priority secured basis by the Company’s subsidiaries that are guarantors under its existing syndicated credit facility. The Notes will have an interest rate of 7.75% per annum and will be issued at a price equal to 100% of their face value.

As previously announced, the Company expects to use the net proceeds from the Notes Offering, together with proceeds from borrowings under an amended and restated syndicated credit facility (the “Amended and Restated Senior Credit Facility”) on the closing of the Notes Offering and cash on hand, to fund the redemption of all of its outstanding 9.750% senior secured notes due 2023 (the “Existing 2023 Notes”) and to pay related transaction premiums, fees and expenses. The redemption date for the Existing 2023 Notes will be on the same date as the closing of the Notes Offering. The consummation of the Notes Offering is not conditioned on the consummation of the redemption of the Existing 2023 Notes and/or the consummation of the Amended and Restated Senior Credit Facility, but consummation of the redemption of the Existing 2023 Notes is conditioned upon, among other things, consummation of the Notes Offering. This Current Report does not constitute a notice of redemption for the Existing 2023 Notes. Any such notice will be made separately pursuant to and in accordance with the terms of the indenture governing the Existing 2023 Notes.

This Current Report, including Exhibit 99.1, shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the securities will be made only by means of a private offering memorandum. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction, and will not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The information furnished pursuant to Item 8.01 of this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or Section 11 of the Securities Act, and shall not be otherwise subject to the liabilities of those sections, nor shall it be deemed incorporated by reference into any registration statement or filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing. This Current Report will not be deemed an admission by the Company as to the materiality of any information in this Current Report that is required to be disclosed solely by Item 8.01. The Company does not undertake a duty to update the information in this Current Report and cautions that the information included in this Current Report under Item 8.01 is current only as of the date hereof and may change thereafter.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Press Release of Maxar Technologies Inc., dated June 10, 2022
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 10, 2022	Maxar Technologies Inc.

	By:	/s/ James C. Lee
Name: James C. Lee
Title: Senior Vice President, General Counsel and Corporate Secretary